EXHIBIT 99.2

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD ANNOUNCES RETIREMENT OF ROBERT HAIMAN AND APPOINTMENT OF ALEX ROSE AS GENERAL COUNSEL

DALLAS, June 30, 2021 - Ashford Inc. (NYSE American: AINC) (“Ashford” or the “Company”) today announced that Robert Haiman, Executive Vice President, General Counsel and Secretary, will retire on June 30 after a career spanning nearly 17 years at Ashford and Remington. The Company has appointed Mr. Alex Rose as Executive Vice President, General Counsel and Secretary as his successor effective July 1, 2021. To ensure a seamless transition, Mr. Haiman will provide support to the Company on a consulting basis for 3 years. Mr. Rose will also serve as General Counsel for Ashford Hospitality Trust (NYSE: AHT) and Braemar Hotels & Resorts (NYSE: BHR).

Jeremy Welter, Ashford’s President and Chief Operating Officer, commented “On behalf of our entire team, we’d like to thank Rob for his many years of devoted service. He has helped Ashford, and its affiliated companies, grow and we appreciate his numerous contributions to our organization during his career. We wish him the best in his retirement."

Mr. Welter added, “We are pleased to welcome Alex to Ashford’s management team. His legal acumen, and insights working complex transactions for public and private companies as well as portfolio companies, makes him ideally suited as our next General Counsel.”

Mr. Rose has a broad range of legal experience and corporate governance expertise. Prior to joining Ashford, he was a Partner at Kirkland & Ellis, where he worked with public and private companies, as well as private equity funds and their portfolio companies, in connection with complex transactions such as mergers, acquisitions, leveraged buyouts, joint ventures, tender offers, divestitures, private financings, recapitalizations, debt and equity security investments, and other general corporate matters.

Mr. Rose holds a Juris Doctorate from Columbia University School of Law and a B.S. in Finance from the University of Kansas.
Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.

###

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Inc.’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19, and the rate of adoption and efficacy of vaccines to prevent COVID-19, on our business and investment strategy; our ability to continue as a going concern; the timing and outcome of the Securities and Exchange Commission’s investigation; our ability to regain compliance with NYSE American LLC continued listing standards; our ability to regain Form S-3 eligibility; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.

This overview is for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy or sell, any securities of Ashford Inc., or any of its respective affiliates, and may not be relied upon in connection with the purchase or sale of any such security, and the information contained herein does not form part of any prospectus of Ashford Inc. that may be used to offer or sell securities.

Prior to investing in Ashford, potential investors should carefully review Ashford’s periodic filings with the Securities and Exchange Commission, including, but not limited to, Ashford’s most current Form 10-K, Form 10-Q and Form 8-K’s, including the risk factors included therein.